SUB-LEASE-COMMERCIAL

THIS SUB LEASE made the 01 day of July 2014

BETWEEN PELLEGRINO TRADING LTD

                     385 Boundary Rd.

                     Vancouver, BC. V5K 4S1

hereinafter called the Lessor of the FIRST PART,

AND Globalink LTD

  c/o 6533 Suma Dr.

  Burnaby, BC. V5B 2V1

hereinafter called the Lessee of the SECOND PART,

WITNESSETH that in consideration of the Rents, Covenants, Conditions and Agreements hereinafter respectively reserved and contained, the said Lessor doth demise and lease unto the said Lessee, ALL AND SINGULAR those certain lands, premises and buildings situate in the City of Vancouver in the Province of British Columbia and known and described as: -

*A portion of the ground floor measuring 315 rentable sq. ft. at 3683 E Hastings Street, Vancouver and situated upon Lot A; Block 46; DL THSL; Plan 17717; as outlined on attached plan "A" and addressed as 3685 E Hastings Street, Vancouver*

hereinafter called the Premises,

FROM the 1st day of July, 2014

FOR THE TERM OF Five (1 1/2) years,

YIELDING therefore during the said term the RENT of

** STARTING AT $700.00 Dollars**

**$700.00**

included

payable at the office of the Lessor monthly without deduction in advanmce without deduction on the ---1st---day of each and every month being

**$700.00 Dollars**

**$700.00/mo**

**Plus Operating Costs**

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LEASE - COMMERCIAL

THAT THE SAID LESSEE COVENANTS WITH THE SAD LESSOR:

TO pay rent monthly without deduction in advance by post dated cheques, on the first day of each month, and to pay water rates and to pay for all gas and electric light and power used on the premises; and to pay any business transfer tax, value added tax, sales tax, goods and services tax or any like tax or taxes which are imposed by any governmental authority on any rent (whether net rent, percentage rent, parking or operating cost escalation's) payable by the Lessee under this lease;

AND to repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

AND to give to the Lessor or his agent immediate notice of any defect in water, gas or other pipes or fixtures, heating apparatus, elevator, hoist, machinery or telephone, electric or other wires or fixtures;

AND that the Lessor may enter and view state of repair and that the Lessee will repair according to notice, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

AND that the Lessee will leave the premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

AND will keep and leave whole and in good order all water, gas and electric fixtures, glass, pipes, faucets, locks, fastenings, hinges, window shades, sash cords, heating and cooling apparatus under the control of the and used by the Lessee and will keep and leave all brass, copper and other metals and all windows, in on or attached to the premises, cleaned and polished;

AND will not assign without leave; AND will not sublet without leave;

AND will not use the premises nor allow the premises to be used for any other purpose than that for which the premises are hereby leased, namely:

Any Lawful Use

AND will not carry on nor do, nor allow to be carried on or done on the premises any Sales by auction, nor any work, business, occupation, act or thing whatever which may be or become a nuisance or annoyance to the Lessor, the public or any other occupant of the said building or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the said building or the premises or invalidate any policy of insurance of any kind upon or in respect of same or which may cause or result in excessive use or waste of water or increase the amount of water rates payable in respect of the said building or the premises;

AND will not drive nails or screws into nor drill into nor cut, mark nor in any way deface any part of the premises;

AND will not make any alterations in the structure, plan or partitioning of the premises nor install any plumbing, piping, wiring, or heating apparatus without the written permission of the Lessor or his agents first had and obtained and at the end or sooner determination of the said term will restore the premises to their present condition if called upon to do so by the Lessor but otherwise all repairs, alterations, installations and additions made by the Lessee upon the premises, except gas and electric fixtures and movable business fixtures, shall be the property of the Lessor and shall be considered in all respects as part of the premises; AND will indemnify and save harmless the Lessor from and against all and all manner of claims for liens for wages or materials, or for damages to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Lessee shall make or cause to be made on the premises; AND will allow the Lessor to post and will keep posted on the premises any notice that the Lessor may desire to post under the provisions to the

Repairers Lien Act;

AND will erect, place, use or keep in or upon the premises only such shades, window blinds, awnings, projections, signs, advertisements, lettering, devices, notices, painting or decoration as are first approved in writing by the Lessor, and upon the expiration or determination of this lease will remove the same if required to do so by the Lessor,

AND will indemnify and save harmless the Lessor from and against any and all manner of actions or causes of action damages, loss, costs or expenses which he may sustain, incur or be put to by reason of any advertising signs now existing or which may hereafter be erected by the Lessee upon, over, projecting from or above the said building or the premises, and will pay the premiums charged upon any bond of indemnity or liability insurance policy in respect of such signs issued upon the demand of Civic, Municipal or other authorities, provided always that the Lessor shall from time to time and at all times hereafter be at liberty to examine the said signs, and that the Lessee will repair or strengthen the same upon notice from the

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Lessor, and if the Lessee shall fail to comply with such notice, the Lessor Shall be at liberty to repair or strengthen the said signs, and the costs, charges and expenses of so doing shall be forthwith paid by the Lessee to the Lessor, but giving of such notice and the undertaking of such repairs or strengthening by the Lessor shall not be deemed an acknowledgement or admission of any liability or responsibility on the part of the Lessor,

AND will not cover nor obstruct the glass doors, partitions, transoms, windows, lights and Skylights which reflect or admit light into any passageway or other place in the said building,

AND will not bring into or upon the premises any safe, motor, machinery or other heavy articles without the Consent of the Lessor in writing first had and obtained, and will immediately make good any damage done to any part of the building or premises by bringing in or taking away the same;

AND will provide receptacles for refuse and rubbish of all kinds, and will attend to the removal of the same from the premises at regular intervals, and will not keep nor leave any boxes, packing material or rubbish of any kind in or near the premises or any passages connected with same, AND will keep clean and free from any rubbish, ice or Snow, all walks, passages, yards and alleys adjacent to the premises; - .

AND will observe, obey and conform to and cause his employees to observe, obey and conform to all rules and regulations from time to time made by the Lessor with regard to the management, use or occupation of the said building and the premises;

AND will comply promptly at his own expense with all laws, ordinances, regulations, requirements and recommendations of any and all Dominion, Provincial, Civic, Municipal and other authorities, or Association of Fire Insurance Underwriters or Agents and all notices in pursuance of same whether served upon the Lessor or the Lessee, and will indemnify and save harmless the Lessor from and against all and all manner of actions or causes of action, damages, loss, costs or expenses, which he may sustain, incur or be put to by reason of any neglect of same or non-compliance therewith or by reason of any defect, deficiency, disrepair, depreciation, damage or change in or to the premises, or any injury or damage to any person or to any goods and chattels contained in, upon or about the premises, however caused;

AND will allow notices "For Sale" or "To Let" to be put and remain on the premises in a conspicuous position for at least sixty days prior to the expiration of this lease and will allow prospective purchasers or tenants to enter and inspect the premises Օր)

weekdays during the said sixty days;

AND in the event that rent without deduction is not paid to the Lessor or his agent on the first of any month as stipulated in this Lease, a daily charge for liquidated damages shall be paid by the Lessee for each day that the rent is overdue, such daily charge to be determined by the Lessor and will be paid to the Lessor within ten (10) days of notification by the Lessor to the Lessee of the amount owing under this clause;

AN amount equal to all professional fees incurred by the Lessor in the enforcement of the Lessee's covenants under this Lease in respect of the recovery of any; insurance claims on behalf of the Lessee and all costs incurred or sums paid by the Lessor or any tenant or tenants or other occupants of the entire premises by reason of any breach of the Lessee's covenants to be performed and observed by the Lessee pursuant to the terms of this Lease, to be paid to the Lessor within ten (10) days of notification by the Lessor to the amount owing under this clause;

AND at the expiration or sooner determinations of this lease will peaceably surrender and give up possession of the premises without notice from the Lessor, any right to notice to quit or vacate being hereby expressly waived by the Lessee, any law, usage or custom to the contrary notwithstanding. In the event the lessor wishes to alter the premises the tenant hereby agrees, that upon six month prior written notice, to vacate the premises without further claim on the lessor, All the terms and conditions of this lease remain in full force and effect during such notice period.

AND IT IS HEREBY AGREED

THAT the whole contract and agreement between the parties hereto is set forth herein, that the Lessee has leased the premises after examining the same, that no representations, warranties or conditions have been made other than those expressed or implies herein, and that no agreement collateral hereto shall be binding upon the Lessor unless it be made in writing and signed by the Lessor,

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LEASE – COMMERCIAL

THAT no waiver of nor neglect to enforce the right to forfeiture of this lease or the right of re-entry upon breach of any covenant, condition or agreement herein contained shall be deemed a waiver of such rights upon any subsequent breach of the same or any other covenant, condition or agreement herein contained;

THAT any notice to be served hereunder shall be deemed to be sufficiently served on the Lessee if addressed to the Lessee and left on the premises;

THAT if the Lessor shall be unable to deliver possession of the premises at the time of the commencement of the said term, neither the LeSSOr nor his agents Shall be liable for any damage Cr OSS Caused thereby, nor shall this lease be void of voidable, nor the date of the expiration of Same be changed by reason thereof, but in Such event the Lessee shall Only be liable for rent at the rate hereby reserved from such time as the Lessor shall be able to deliver possession of the premises;

THAT the Lessor shall not be responsible for any defect in or change of conditions affecting the premises, nor for any damage to the premises or to any person or to merchandise, good, Chattels, machinery or equipment contained therein howsoever caused;

THAT the Lessor shall not be responsible for or in regard to the sufficiency or insufficiency of any safe or vault used by the Lessee to withstand fire, burglars, thieves, and that the use of such safe or vault is accepted by the Lessee at his own risk and without any recourse whatever against the Lessor for or on account of any loss or damage which may occur in any manner of or to any money/securities/valuables/books/papers or other property which may be placed therein by the Lessee;

THAT the Lessor shall not be responsible for any loss, damage, or expense caused by any overflow or leakage of water from any part of the said building, or any adjoining buildings, occasioned by the use, misuse or abuse of water or by the breaking or bursting of any pipes or plumbing fixtures, or in any other manner or by seepage from adjoining lands or premises or by any accident or misadventure to or arising from the use and operation of machinery, elevator, heating apparatus, electric wiring and appliance, gas or other pipes and appliances or any fixtures or by reason of any structural defects in the building or premises or by any other matter or thing whatsoever,

THAT the Lessor shall be under no obligation to supply uninterrupted water, heat, light, power to the premises;

THAT in the event of the said building or the premises being condemned in whole or in part because of the unsafe condition thereof, this lease shall cease and determine upon the date of such condemnation, and the Lessor shall not be responsible for any loss, damages or expense which the Lessee may suffer or incur by reason of the same;

THAT any yard, passage, alley or area connected with the said building is for the use of all occupants of the said building and that the Lessee will not obstruct nor hinder the use of same by other occupants of the said building and their employees, agents and customers and that the Lessee will keep clean and sanitary the portion of same situated in the rear of or adjacent to the premises;

THAT the sole and exclusive right to use or to lease to others for their use the roof or exterior side and rear walls of the said building is reserved to and retained by the Lessor,

THAT the Lessor shall have the right to any time during the said term to repair, remodel, alter, improve or add to the premises or the whole or any part of the building of which the premises form a part or to change the location of the entrance or entrances to the said building and the premises without compensation or responsibility to the Lessee and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the premises, putting the Lessee to no unnecessary inconvenience;

THAT any rights or privileges which may accrue or enure to or for the benefit of the Lessor by virtue of any law governing the relations of Landlord and Tenant not specifically mentioned herein and not inconsistent with the terms and conditions hereof and all rights of enforcement of same shall be deemed to be hereby reserved to and claimed by the Lessor,

THAT if the Lessor shall suffer or incur any damage, loss or expense or be obliged to make any payment for which the Lessee is liable hereunder by season of any failure of the Leoboe to observe and comply with any of the covenants of the Lessee herein contained then the Lessor shall have the right to add the cost or amount of any such damage, loss, expense or payment to the rent hereby reserved, and any such amounts shall thereupon immediately be due and payable as rent and recoverable in the manner provided by law for the recovery of rent in arrears;

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LEASE - COMMERCIAL

THAT in case the premises or any part thereof shall at any time during the said term be burned down or damaged by fire so as to render the same unfit for the purpose of the Lessee, the rent hereby reserved or a proportionate part thereof according . .

to the nature and extent of the damage Sustained, shall be suspended and abated until the premises shall have been rebuilt or made fit for the purpose of the Lessee, or at the option of the Lessor the said term shall in such case forthwith come to an end, and the Lessee shall cease to be held liable for payment of rent except such rent as shall have already accrued due, and shall be entitled to be repaid any rent paid in advance for the balance of the period so paid for in advance;

THAT whensoever the Lessor shall be entitled to levy distress against the goods and chattels of the Lessee he may use such force as he may deem necessary for that purpose and for gaining admittance to the premises without being liable to any actions in respect thereof, or for any loss or damage occasioned thereby and the Lessee hereby expressly releases the Lessor from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Lessee in connection therewith;

THAT in case the Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or being an incorporated company if proceedings be begun to wind up the said company, or in case of the non-payment of rent at the times herein provided, or in case the premises or any part thereof become vacant and unoccupied for a period of thirty days or be used by any other person or persons, or for any other purpose that as hereinbefore provided, without the written consent of the Lessor, this lease shall, at the option of the Lessor, cease and be void, and the term hereby created expire and be at an end, anything hereinbefore to the contrary notwithstanding, and the then current month's rent and three months' additional rent shall thereupon immediately become due and payable, and the Lessor may re-enter and take possession of the premises as though the Lessee or his servants or other occupant or occupants of the premises were holding over after the expiration of the said term, and the term shall be forfeited and void;

THAT if the Lessee shall hold over and the Lessor shall accept rent after the expiration of the said term, the new tenancy thereby created shall be a tenancy from month to month and not a tenancy from year to year and shall be required to pay 150% of the base rent, together with any additional rent payable hereunder for the period in question;

THAT any additional covenants, conditions or agreements set forth in writing and attached hereto whether at the commencement of the said term or any subsequent time and signed of initialled by the parties hereto shall be read and construed together with and as part to this lease, provided always that when the same shall be at variance with any printed clause in this lease, such additional covenants, conditions and agreement shall be deemed to supersede such printed clause:

OCCUPANCY COSTS

OCCUPANCY costs as referred to in this Lease shall, without restricting the generality of the foregoing, be and consist of all costs, charges, and expenses in respect of the demised premises and the entire premises incurred in each calendar year during the term hereof including;

THE cost of gas, oil, power, electricity, water, sewer, communications and all other utilities and services, together with the direct cost of administering such utilities and services; provided that non-exclusive utility costs may at the discretion of the Lessor be apportioned by the Lessor's engineering consultants in cases where, in the opinion of the Lessor the consumption of any utility is heavier in one or more of the rentable premises by reason of the business carried on in such premises;

THE cost of servicing and maintaining all heating, air conditioning (if any), plumbing, electrical (including light fixtures) and other machinery and equipment,

THE cost of real property, local improvement and school taxes, rates and charges, charged, levied or rated by any competent authority, and the cost of all appeals against increased assessments for the purpose of such taxes, rates and charges;

THE cost of any business transfer tax, value added tax, sales tax, goods and services tax or any like tax which are imposed by any governmental authority,

THE cost of all business, machinery or other taxes, charges and license fees which are charged, levied or rated by any competent authority, and the cost of all appeals against increased assessments for the purposes of such taxes, rates and charges;

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THE cost of all insurance (including any deductibles payable by the Lessor) required to be placed and maintained by the Lessor;

AMORTIZATION of the cost of installation of capital investment items which are primarily for the purposes of reducing operating costs or which may be required by governmental authority. Such COSIS Shall be amortised over the reasonable life of the capital investment items, with the reasonable life and amortisation schedule to be determined in accordance with generally accepted accounting principles and in no event shall it extend beyond the reasonable depreciable life of the said building;

THE proportionate share of the cost to the Lessor for installing and maintaining a directory listing board respecting the said building;

THE proportionate share of the cost to the Lessor for maintaining the parking area and the landscaping of the said lands;

ALL cost of operating the entire premises including the costs of cleaning, janitorial services, signage, removing snow and garbage from, Servicing, maintaining, Operating, repairing, replacing, Supervising and policing the common areas and the costs of all supplies, labour wages (including statutory or usual fringe benefits) and fees to independent contractors relating thereto, the cost of depreciation at generally accepted rates and practice on the cost and rental of machinery, equipment and fixtures which by their nature require periodic replacement or substantial replacement;

A fee for the management and administration of the said lands and the said building based upon Four (4%) percent of the gross rental revenue of the entire premises (with no adjustment for bad debts);

THE Lessee shall, during the term hereof, pay all occupancy costs for the demised premises and for the entire premises on the following basis;

THE Lessee shall promptly pay all occupancy costs which are provided to and billed, apportioned or metered, charged, levied or rated directly to the Lessee in respect of the demised premises, together with the cost of servicing, maintaining and replacing all equipment and machinery providing such services. In the event that any such occupancy costs are charged to and paid by the Lessor, the Lessee shall forthwith upon demand reimburse the Lessor for the full amount of any such payments made by the Lessor on behalf of the Lessee;

SUBJECT to the foregoing provisions of the above paragraph, the Lessee shall in respect of any of the Occupancy costs referred to herein, pay only its proportionate share of such occupancy costs which occupancy costs are to be determined by multiplying the total occupancy costs by the fraction which has as its numerator, the square foot area of the demised premises and as its denominator the total square footage of the said building, PROVIDED HOWEVER, and notwithstanding the foregoing and subject always to the provisions for the cost of all business, machinery and other taxes, charges and license fees which are charged, levied or rated by any competent authority, and the cost of all appeals against increased assessments for the purposes of such taxes, rates and charges; it is agreed that:

(a)	in the event the Lessee has special requirements respecting some of the items making up the occupancy costs, or uses a disproportionate amount of some of the items making up the occupancy costs, the Lessee will pay an increased allocation of the occupancy costs commensurate therewith ascertained by the Lessor's engineering consultants;
(b)	in the event that the building is a multi-use building the Lessor shall have the right to allocate and attribute some or all items making up occupancy costs on an equitable basis having regard, without limitation, to:

(i) the various intended uses of the premises within the building,

(ii) the cost of construction and improvement of such premises;

(iii) the relationship of the location and the area of such premises in the building to other premises in the building;

(iv) and the Lessee will pay an increased allocation of Occupancy costs commensurate with the

Lessor's equitable allocation;

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THE Lessor shall apply all of the monies received by the Lessor on account of occupancy costs towards the payment of occupancy costs as defined in this Lease, subject always to the right of the lessor to withhold payments in respect of the accounts, rates, levies or assessments which the Lessor in good faith disputes;

THE Lessor shall at all times do all things necessary to provide for the Lessee the services relating to each of the occupancy costs referred to herein; PROVIDED HOWEVER, that it is hereby expressly understood and agreed that the Lessor shall not be held in default under this Lease in respect of any of the obligations of the Lessor during any interruption to utility services or other services during periods of repair or construction or for any other reason beyond the reasonable control of the Lessor;

OCCUPANCY costs, or any part thereof, payable by the Lessee during the term hereof, shall be estimated by the Lessor in advance on a yearly basis and the Lessee hereby agrees to pay such sum to the Lessor in equal monthly instalments, each in advance on the first day of each and every month;

IN addition to other payments to be made by the Lessee hereunder, the Lessee shall pay to the Lessor within ten (10) days after the Lessor has given to the Lessee notice specifying the amount thereof; -

AN amount equal to any increase in taxes payable by reason of any installation or alteration made in, upon, or to the demised premises or by reason of any act, Omission or default of the Lessee;

AN amount equal to any increase in the occupancy costs of the entire premises directly attributable to any installation in or upon the demised premises or to the business operations conducted upon the demises premises;

AN amount equal to all professional fees incurred by the Lessor in the enforcement of the Lessee's covenants under this Lease and in respect of the recovery of any insurance claims on behalf of the Lessee and all costs incurred or sums paid by the Lessor or any tenant or tenants or other occupants of the entire premises by reason of any breach of the Lessee's covenants to be performed and observed by the Lessee pursuant to the terms of this Lease;

ANY and all sums payable by the Lessee to the Lessor for preparation of the demised premises and such sums pursuant to any Schedule, Offer to Lease or other agreement mentioned herein;

IN addition to other payments to be made by the Lessee hereunder, the Lessee shall pay all business, sales, equipment, machinery or other taxes, charges and license fees levied or imposed by any competent authority in respect of the personnel, business, sales, equipment, machinery or income of the Lessee;

WHERE any occupancy costs or additional payment or charge is payable for a portion of a month, such occupancy costs, additional payment or charge shall be payable on a per diem basis which shall be one three hundred and sixty-fifth (1/365th) of the annual occupancy costs or additional payment or charge estimated by the Lessor, subject to the adjustment as provided herein;

Option to Renew - The Lessee, provided it is not in default thereunder, shall have the option of renewing this Lease for one (1) further term of three (3) years, all terms of the renewal lease to be the same as the Lease with the exception of this option to renew and with the further exception of the amount of rent to be paid. This option to renew shall be exercised by the Lessee serving written notice exercising the option upon the Lessor in the manner for serving written notice provided in this Lease. Such notice shall be served one hundred and eighty (180) days prior to the expiration of the term of this Lease and upon such notice being delivered to the Lessor, both parties agree to immediately commence negotiations on the renewal rate which shall be fixed by mutual agreement, and if the parties cannot agree on the renewal rental rate within forty-five (45) days of the delivery of the notice exercising the option, the matter will be settled by one (1) arbitrator pursuant to the Commercial Arbitration Act of British Columbia then in effect, but in any event the rent shall not be less than the rent paid during the initial term of this Lease;

Harmonized Sales Tax (H.S.T.) must accompany all rent and operating costs payments;

Upon execution of this lease the Lessor acknowledges receipt of $700.00 representing 1st months rent of $700.00 and Security Deposit of $700.

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THAT all grants, covenants, conditions, provisoes, agreements, rights, powers, privileges and liabilities contained herein shall be read and construed as granted to, made and reserved by, imposed upon and under-taken by the parties hereto and their respective heirs, executors, administrators, successors and assigns, and that wherever the singular or the masculine pronoun is used the same shall be construed as meaning the plural or feminine or the body politic or corporate where the circumstances so require and that the Lessor may perform any act hereunder in person or by and through an agent,

PROVISO FOR RE-ENTRY BY THE LESSOR on non-payment of rent, or non-performance of covenants. The Lessor in pursuance of this proviso shall have the right to break into the premises to obtain possession thereof and the Lessee hereby waives all claims for damage to or loss of any of the Lessee's property caused by the Lessor in re-entering and taking possession of the premises: and no action taken by the Lessor in pursuance of this proviso whether under what are generally known as summary proceedings or otherwise shall be deemed to absolve, relieve or discharge the Lessee from liability hereunder; and this proviso shall extend and apply to all covenants whether positive or negative;

THE LESSOR COVENANTS WITH THE LESSEE for quiet enjoyment;

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, the day and year first above written;

SIGNED, SEALED AND DELIVERED

BY THE LESSOR IN THE PRESENCE OF

SIGNED, SEALED AND DELIVERED

BY THE LESSEE IN THE PRESENCE OF

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